UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SCANA Corporation

(Exact name of registrant as specified in its charter)

South Carolina	57-0784499
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

100 SCANA Parkway; Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2009 Series A 7.70% Enhanced Junior Subordinated Notes	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-163075

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 2009 Series A 7.70% Enhanced Junior Subordinated Notes (the “Junior Subordinated Notes”) of SCANA Corporation, a South Carolina corporation (“SCANA”).  The Junior Subordinated Notes will be issued under a Junior Subordinated Indenture, dated as of November 1, 2009 (the “Subordinated Indenture”), between SCANA and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of November 1, 2009 (the “First Supplemental Indenture”), between SCANA and the Trustee.  The descriptions of the Junior Subordinated Notes set forth under the caption “Description of the Junior Subordinated Notes” in the prospectus dated November 12, 2009 included in SCANA’s registration statement on Form S-3 (File No. 333-163075) filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2009 (the “Registration Statement”) and under the caption “Specific Terms of the Junior Subordinated Notes” in the prospectus supplement dated November 17, 2009 for the Junior Subordinated Notes filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933 on November 18, 2009, are incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

1.

Form of Junior Subordinated Indenture dated as of November 1, 2009 between SCANA and the Trustee (incorporated herein by reference to Exhibit 4.05 to Form S-3 (File No. 333-163075) filed by SCANA with the Commission on November 12, 2009)

2.	Form of First Supplemental Indenture dated as of November 1, 2009 between SCANA and the Trustee (filed herewith)

3.	Form of Junior Subordinated Note (included in Exhibit 2 to this registration statement as Exhibit A thereto)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 23, 2009	SCANA CORPORATION

	By:	/s/ James E. Swan, IV

	Name:	James E. Swan, IV

	Title:	Controller